UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – February 19, 2021

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	SIF	NYSE American

Item 1.01	Entry into a Material Definitive Agreements.
On February 19, 2021, SIFCO Industries, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “borrowers”) entered into the Fifth Amendment (the “Fifth Amendment”) to the Credit Agreement (as previously amended, the “Credit Agreement”) and the First Amendment (the "First Amendment") to the Export Credit Agreement (the "Export Credit Agreement"), in each case, with JPMorgan Chase Bank, N.A., a national banking association (the “Lender”).

The Fifth Amendment amends the Credit Agreement to, among other things, extend the maturity date from August 6, 2021 to February 19, 2024 and revises the maximum borrowing amount from $30,000,000 to $28,000,000. The Fifth Amendment provides that the borrowers will not permit the fixed charge coverage ratio to be less than 1.1 to 1.0 as of the last day of any calendar month; provided that the fixed charge coverage ratio will not be tested unless (i) a default has occurred and is continuing, (ii) when the combined availability was less than or equal to the greater of (x) 10% of the lesser of the combined commitments or (y) 10% of the combined borrowing base, and (2) $2,000,000, for three or more business days in any consecutive 30 day period. Borrowings under the Credit Agreement, as amended, will bear interest at an index based on LIBOR, plus an applicable margin based on the Company's fixed charge coverage ratio, as set forth in the Fifth Amendment.

The First Amendment amends the Export Credit Agreement, pursuant to which the Lender increases its revolving commitment from $5,000,000 to $7,000,000 (which, together with the borrowing amounts under the Credit Agreement, as amended, provides for total borrowing amounts of $35,000,000). Pursuant to the terms of the amended Export Credit Agreement, the Lender will continue to lend amounts to the Company on foreign receivables that are guaranteed by the Export-Import Bank of the United States of America, and no change was made to the rate of interest such borrowings will bear.

The foregoing descriptions of the Fifth Amendment to the Credit Agreement and the First Amendment to the Export Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Fifth Amendment and First Amendment, respectively, attached to this Form 8-K as Exhibit 10.1 and Exhibit 10.2, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangements of the Registrant.
The disclosure in Item 1.01 and Exhibit 10.1 and Exhibit 10.2 of this report are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 Fifth Amendment to the Credit Agreement, dated February 19, 2021, by and among SIFCO Industries, Inc., Quality Aluminum Forge, LLC, and JPMorgan Chase Bank, N.A., a national banking association.

10.2 First Amendment to the Export Credit Agreement, dated February 19, 2021, by and among SIFCO Industries, Inc., Quality Aluminum Forge, LLC, and JPMorgan Chase Bank, N.A., a national banking association.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: February 22, 2021
/s/ Thomas R. Kubera
Thomas R. Kubera
Chief Financial Officer
(Principal Financial Officer)